                                                                    EXHIBIT 4.10

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE; THEREFORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

                       WARRANT TO PURCHASE COMMON STOCK

                                      OF

                        APPLIED VOICE RECOGNITION, INC.

                         VOID AFTER DECEMBER 31, 2003

          This certifies that L & H INVESTMENT COMPANY N.V., a Belgian company ("L&H"), is entitled to purchase ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) Shares of fully paid and nonassessable shares of Common Stock, $0.001 par value (the "Common Stock"), of Applied Voice Recognition, Inc., a Delaware corporation (the "Company"), at a price equal to $1.25 per share. Shares may be purchased at any time, in whole or in part, until the expiration of this Warrant. This Warrant is issued pursuant to that certain Applied Voice Recognition, Inc. Series D Preferred Stock and Warrant Purchase Agreement dated of even date herewith (the "Purchase Agreement"). This Warrant and the Common Stock issuable upon exercise of this Warrant is subject to the terms of a Registration Rights Agreement dated December 31, 1998 between L&H and the Company which agreement provides certain piggyback and demand registration rights in favor of L&H.

          The purchase price per share of Common Stock from time to time in effect under this Warrant, and the number and character of shares covered hereby, shall be subject to adjustments from time to time in certain instances as follows, and the term "Exercise Price" shall mean the price per share originally set forth in this Warrant or any price resulting from adjustments pursuant to the terms hereof. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock". The term "Holder" shall refer to L&H or any person holding this Warrant in accordance with the terms hereof.

     (a)  Exercise of Warrant.
          -------------------

          (1) Subject to and in accordance with the provisions hereof, this Warrant may be exercised in whole or in part after the date appearing above the signature of the Company below (the "Effective Date"), but not later than 5:00 p.m., Houston time, on December 31, 2003; or if such day is a day on which United States government offices

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     are closed, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all applicable federal and state taxes. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise and pursuant to compliance herewith, together with payment of the Exercise Price, the Holder shall be deemed to be the holder of record, for all purposes, of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Upon receipt of the required deliveries, the Company shall, as promptly as practicable, and in any event within ten days thereafter, cause to be issued and delivered to the Holder hereof or the transferee designated in the Purchase Form a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise registered in the name of the Holder hereof, or the name of the transferee so designated, as the case may be.

          (2) In addition to the method of payment set forth in paragraph (1) above and in lieu of any cash payment required thereunder, the Holder shall have the right at any time and from time to time to exercise this Warrant in full or in part by surrendering this Warrant in the manner specified in paragraph (1) above in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares to which this Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as herein defined) of the Common Stock less the Exercise Price (as herein defined) and the denominator of which is such Market Price. Solely for the purposes of this paragraph (2), Market Price shall be calculated either (i) on the date on which the Purchase Form attached hereto is deemed to have been sent to the Company pursuant to paragraph (1) hereof ("Notice Date") or (ii) as the average of the Market Price for each of the fifteen trading days preceding the Notice Date, whichever of (i) or
     (ii) is greater.

     (b) No Impairment.  The Company hereby agrees that (i) at all times there
         -------------
shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant, and (ii) it will take all action as may be necessary in order that all shares of stock as may be issued pursuant to this Warrant shall, upon issuance, be duly and validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

     (c) Fractional Shares.  No fractional shares or scrip representing
         -----------------
fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, after payment of the Exercise Price for such fractional share by the

Holder, the Company shall round the number of shares issued upon the exercise of this Warrant to the next highest full share.

     (d) Assignment of Warrant or Warrant Stock or Loss of Warrant.
         ---------------------------------------------------------

         (1) This Warrant may not be sold, transferred, assigned or hypothecated at any time after its execution and delivery, except upon compliance with the requirements of this Warrant and any applicable state or federal securities laws. Shares of Common Stock issued pursuant to this Warrant shall be subject to the same holding period as shares of Common Stock issued upon conversion of the Series D Preferred Stock of the Company, which holding period is described in the Purchase Agreement.

         (2) Any sale, assignment, transfer or hypothecation of this Warrant shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and accompanied with funds sufficient to pay any transfer tax; whereupon, the Company shall, after first receiving such evidence as the Company may reasonably require as to compliance with this Warrant, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

         (3) The term "Warrant" as used herein includes any Warrant issued in substitution for or replacement of this Warrant. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will at its expense execute and deliver a new Warrant of like tenor and date. When authorizing the execution and delivery of a new Warrant to replace a Warrant lost, stolen or destroyed, the Board of Directors of the Company may, in its sole discretion and as a condition precedent thereto, require the Holder to deliver an affidavit in a form satisfactory to the Board of Directors of the Company and to indemnify the Company against any claim that may be made against the Company with respect to such lost, stolen or destroyed Warrant.

     (e) Anti-dilution and Adjustment Provisions.  The purchase price per share
         ---------------------------------------
of Common Stock from time to time in effect under this Warrant, and the number and character of shares covered hereby, shall be subject to adjustments from time to time in certain instances as follows, and the term "Exercise Price" shall mean the price per share originally set forth in this Warrant or any price resulting from adjustments pursuant to the terms hereof.

         (1) In case the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares or shall issue in exchange for its outstanding shares of Common Stock a greater number of shares of Common Stock, then in each such case from and after the record date for such subdivision or exchange, the number of shares of Common Stock covered by this Warrant shall be increased in proportion to such increase in the number of outstanding shares of Common Stock and the Exercise Price then in effect shall be correspondingly decreased; and in the case the Company shall reduce the number of shares of its Common Stock by a combination of shares or shall issue in exchange for its outstanding shares of Common Stock a lesser number of shares of Common Stock, then in each such case from and after the record date for such combination or exchange, the number of shares of Common Stock covered by this Warrant shall be decreased in proportion to such reduction in the number of outstanding shares of Common Stock, and the then prevailing Exercise Price shall be correspondingly increased.

          (2) In case the Company shall declare and pay a dividend upon its Common Stock payable in Common Stock, then in each such case from and after the record date for determining the stockholders entitled to receive such dividend, the number of shares of Common Stock covered by this Warrant shall be increased in proportion to the increase in the number of outstanding shares of Common Stock through such stock dividend, and the then prevailing Exercise Price shall be correspondingly decreased.

          (3) In case of any reclassification or change of outstanding shares of Common Stock (other than as a result of a subdivision, combination or stock dividend) or in case of the consolidation or merger of the Company with or into any other corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change in its outstanding shares of Common Stock), or in case of any sale by the Company of all or substantially all of its assets to another corporation, the Holder shall have the right thereafter to receive upon exercise of this Warrant the amount and kind of shares of capital stock and other securities and property entitled to be received upon such reclassification, change, consolidation, merger or sale by a holder of the number of shares of Common Stock of the Company covered by this Warrant at the then prevailing Exercise Price, subject to subsequent adjustments as provided herein.

          (4) In the event that the average closing price of the Common Stock on the Nasdaq Over the Counter Bulletin Board (the "OTCBB") during the second quarter of 1999 is lower than $1.25, then the number of shares of Common Stock covered by this Warrant shall be increased proportionally up to a maximum of a 20% increase. If the Common Stock is no longer trading on the OTCBB, then the average closing price of the Common Stock shall be based upon such other trading forum or exchange, if any, on which the Common Stock is trading, and if no established market exist for the Common Stock during the second quarter of 1999, the number of shares of Common Stock covered by this Warrant shall be increased by the maximum 20% increase.
     The formula for computing the percentage increase in the number of shares of Common Stock covered by this Warrant is [I = ($1.25 - P) * 0.8 * 100%], where P is equal to the average closing price during the second quarter of 1999 (which is below $1.25) and I is equal to the percentage increase in the number of shares subject to this Warrant; provided, however, I shall not exceed 20% even if I, as calculated by the foregoing formula, exceeds 20%. Following the conclusion of the second quarter of 1999, the Company shall make a determination as to whether this Warrant should be increased
     as a result of this paragraph (4) and by what amount.   Thereafter, on or
     before July 31, 1999, the Company shall provide the Holder with written notice as to the impact of this paragraph (4), which notice shall include the actual closing price of the Common Stock during each trading day of the second quarter of 1999, the average closing price during such quarter and a statement as to the percentage increase and share increase in the Warrant Stock issuable upon exercise of this Warrant (if any) necessitated by this paragraph (4). Thereafter, without issuance of an additional warrant or any additional action on the part of the Company or the Holder, the Warrant Stock issuable upon exercise of this Warrant shall automatically be increased by the amount required under this paragraph (4).

     (f) Notices to Holder.  So long as this Warrant shall be outstanding and
         -----------------
unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) and at least thirty days prior to the date specified in (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and at least twenty days prior notice as to the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up.

     (g) Transfer to Comply with the Securities Act.
         ------------------------------------------

          (1) This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the Securities Act, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section (g) with respect to any resale or other disposition of such securities.

          (2) The Company may cause the legends set forth at the top of the first page hereof to be set forth on each Warrant and the following legends to be set forth on each certificate representing Warrant Stock, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE OR THE

          SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

     (h) Applicable Law.  This Warrant shall be governed by, and construed in
         --------------
accordance with, the laws of the State of Delaware.

     (i) Notice.  Any notices or certificates by the Company to the Holder and
         ------
by the Holder to the Company shall be deemed delivered if in writing and delivered personally or five (5) days after being sent by certified mail or registered mail, return receipt requested, to the Holder. For purposes hereof, the address of the Holder shall be Sint Krispijnstraat 7, B-8900 leper, Belgium,
Attention: Chief Operating Officer, and the address of the Company shall be 4615 Post Oak Place, Suite 111, Houston, Texas 77027, Attention: Chief Executive Officer; provided, however, either address may be changed by notice given in accordance herewith.

     (j) Nonwaiver.  No course of dealing or any delay or failure to exercise
         ---------
any right, power or remedy hereunder on the part of the Holder hereof shall operate as a waiver of or otherwise prejudice such Holder's rights, powers or remedies.

     (k) Holder Not a Stockholder.  Prior to the exercise of this Warrant as
         ------------------------
hereinbefore provided, the Holder hereof shall not, by virtue of its ownership of this Warrant, except as specifically provided herein, be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (a) vote on or consent to any proposed action of the Company or (b) receive notice of or attend any meetings of stockholders of the Company or notice of any other proceedings of the Company.

     (l) Successors and Assigns.  This Warrant and the rights evidenced hereby
         ----------------------
shall inure to the benefit of and be binding upon the successors and assigns of the Company, the Holder hereof and the Holder of the shares of Common Stock issued upon the exercise hereof, and shall be enforceable by any such Holder.

          IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS WARRANT TO BE EXECUTED EFFECTIVE AS OF DECEMBER __, 1998.

                                 APPLIED VOICE RECOGNITION, INC.

                                 By:____________________________
                                    Timothy J. Connolly, Chief
                                     Executive Officer

                                 PURCHASE FORM

     The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by said Warrant for, and to purchase thereunder, ________ shares of Common Stock, $0.001 par value per share, of Applied Voice Recognition, Inc. and herewith makes payment of $___________ in cash therefor and requests that the certificates for such shares be issued in the name of _________________________________________ and delivered to ____________________________________, whose address is
_____________________________________________________ and, if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.


Dated: _________________         _________________________________
                                 Name:____________________________
                                 Title:_____________________________

                                 Address: ________________________
                                          ________________________
                                          ________________________

                                 Social Security
                                 or Tax I.D. No. _________________

                                 ASSIGNMENT IN FULL


     FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers unto _______________________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ______________________________, attorney, to transfer the said Warrant on the books of the within named Company.



Dated: _________________                 _________________________________
                                         _________________________________

                                 Address:   ________________________
                                            ________________________
                                            ________________________

                                 Social Security
                                 or Tax I.D. No. _________________

                                 PARTIAL ASSIGNMENT


     FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers unto ________________________________ a portion of the within Warrant and the rights evidenced thereby, to wit: the right to purchase
                                                 -- ---
______ shares of Common Stock of __________________________ and does irrevocably constitute and appoint _________________________, attorney, to transfer to such extent the said Warrant on the books of the within named Corporation.


Dated: _________________         _________________________________
                                 _________________________________

                                 Address:  ________________________
                                           ________________________
                                           ________________________

                                 Social Security
                                 or Tax I.D. No. _________________